EXHIBIT 5.1





                               January 28, 2000


Sovereign Specialty Chemicals, Inc.
225 West Washington Street
Suite 2200
Chicago,  Illinois  60606

          RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We are acting as special counsel to Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") relating to 20,000 shares (the "Shares") of voting common stock, par value $.01 per share, of the Company, issuable pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued, paid for (with the consideration received by the Company being not less than the par value thereof) and delivered in accordance with the Plan, will be validly issued, fully paid and non-assessable.

          The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof, if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                 Very truly yours,

                                 FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                 By: /s/ Timothy E. Peterson
                                    -------------------------------------
                                             Timothy E. Peterson